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                                                                     EXHIBIT 3.4

CERTIFICATE OF AMENDMENT
                    TO RESTATED ARTICLES OF INCORPORATION OF
                         CARDINAL REALTY SERVICES, INC.


     Mark D.  Thompson,  Executive  Vice  President,  and  Bradley A. Van Auken,

Secretary  of  Cardinal  Realty   Services,   Inc.,  an  Ohio  corporation  (the

"Company"),  do hereby certify that, on October 7, 1997 at the Company's  Annual

Meeting of Shareholders,  a majority of the issued and outstanding shares of the

Company's common stock,  without par value,  were voted in favor of the adoption of the  following  amendment to the Restated  Articles of  Incorporation  of the

Company:

     RESOLVED,  that Article FIRST of the Restated  Articles of Incorporation of

the Company be amended in its entirety to read as follows:

     FIRST:  The  name  of  said  corporation   shall  be  Lexford,   Inc.  (the

"Corporation").

     IN WITNESS WHEREOF, the above-named  officers,  acting for and on behalf of the Corporation, have hereunto set their hands this 7th day of October, 1997.


                                    /s/ Mark D. Thompson
                                    -------------------------------------------
                                    Mark D. Thompson, Executive Vice President



                                    /s/ Bradley A. Van Auken
                                    --------------------------------------
                                    Bradley A. Van Auken, Secretary